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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida		34243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on June 4, 2012. At the meeting, the following actions were taken by the shareholders:

Allen J. Carlson, Wolfgang H. Dangel and John S. Kahler were elected as Directors, to serve until the Annual Meeting in the year 2015, until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The number of votes cast for and withheld, and the number of broker non-votes were as follows:

	Voted For	Withheld	Non Votes
Allen J. Carlson	20,528,683.82	344,739.00	3,411,592.00
Wolfgang H. Dangel	20,538,514.82	334,908.00	3,411,592.00
John S. Kahler	20,369,235.00	504,187.82	3,411,592.00

The shareholders approved the adoption of the Sun Hydraulics Corporation 2011 Equity Incentive Plan. The voting on the adoption of the Sun Hydraulics Corporation 2011 Equity Incentive Plan was as follows:

For	20,170,117.00
Against	619,931.00
Abstain	83,374.82
Non Votes	3,411,592.00

The shareholders approved the adoption of the Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan. The voting on the adoption of the Sun Hydraulics Corporation 2012 Nonemployee Director Fees Plan was as follows:

For	20,307,435.00
Against	471,425.82
Abstain	94,562.00
Non Votes	3,411,592.00

The ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm to report upon the financial statements of the Company for the year ended December 29, 2012. The voting on the ratification was as follows:

For	24,255,797.82
Against	5,110.00
Abstain	24,107.00
Non Votes	0

The Advisory Vote on Executive Compensation

For	20,449,407.82
Against	337,556.00
Abstain	86,459.00
Non Votes	3,411,592.00

Item 8.01	Other Events

On June 6, 2012, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.09 per share cash dividend on its common stock, payable on July 15, 2012, to shareholders of record as of June 30, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated June 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: June 7, 2012